UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2021

NESCO HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38186	84-2531628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6714 Pointe Inverness Way, Suite 220 Fort Wayne, Indiana	46804
(Address of principal executive offices)	(Zip code)

(800) 252-0043

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, $0.0001 par value	NSCO	New York Stock Exchange
Redeemable warrants, exercisable for Common Stock, $0.0001 par value	NSCO.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the previously announced Purchase and Sale Agreement, dated December 3, 2020, among Nesco Holdings, Inc. (the “Company”), Nesco Holdings II, Inc., certain affiliates of The Blackstone Group (“Blackstone”) and other direct and indirect equity holders of Custom Truck One Source, L.P. (“Custom Truck”), Blackstone Capital Partners VI-NQ L.P., and PE One Source Holdings, LLC (the “Purchase Agreement”), on March 5, 2021, the Board of Directors of the Company approved the following Company management changes effective as of the Closing Date (as defined in the Purchase Agreement) for the acquisition of Custom Truck by the Company (the “Acquisition”).

Appointment of Chief Executive Officer

Lee Jacobson will cease to serve as the Chief Executive Officer of the Company, effective on the Closing Date, and the Company has appointed Fred Ross to succeed Mr. Jacobson as Chief Executive Officer, effective on the Closing Date.

Mr. Ross, age 62, has served as the Chief Executive Officer of Custom Truck since 2015. Mr. Ross founded Custom Truck & Equipment, LLC (“CTE”), the predecessor to Custom Truck, in 1996 and served as Chief Executive Officer of CTE until certain affiliates of Blackstone purchased a majority interest in CTE in February 2015, along with several other entities, forming Custom Truck (the “Blackstone Investment”). Mr. Ross has served as the Chief Executive Officer of Custom Truck and a member of its board of directors since the Blackstone Investment.

Mr. Ross and members of his immediate family own Ross Custom Properties, LLC, which leases certain facilities to Custom Truck. The Company will assume the leases following the Acquisition. For the year ended December 31, 2020, rent expense paid by Custom Truck to Ross Custom Properties, LLC totaled approximately $0.4 million.

Mr. Ross and members of his immediate family own R&M Equipment Rental. Custom Truck sells and rents equipment to R&M Equipment Rental, and the Company will assume the related agreements following the Acquisition. Total revenue for Custom Truck from rentals of equipment to R&M Equipment Rental for the year ended December 31, 2020 was $1.5 million. During the year ended December 31, 2020, total revenue for Custom Truck from sales of new and used equipment to R&M Equipment Rental was $13.8 million. Additionally, Custom Truck performs service on equipment rented and sold to R&M Equipment Rental. Revenue for the services performed was $0.6 million for the year ended December 31, 2020.

Members of Mr. Ross’s immediate family are party to subscription agreements, each effective December 21, 2020, to acquire an aggregate of 670,000 shares of the Company’s common stock at a price per share of $5.00, as part of the sale of 28,000,000 shares of common stock in a private placement at a price per share of $5.00 for aggregate proceeds of $140 million (“Supplemental Equity Financing”). The Supplemental Equity Financing is expected to close on the Closing Date.

Personal trusts controlled by Mr. Ross are also party to rollover agreements with the Company, dated December 3, 2020, pursuant to which, on the Closing Date but prior to the closing of the Acquisition, such trusts have agreed to exchange a portion of the interests in Custom Truck beneficially owned by Mr. Ross for 2,000,000 shares of the Company's common stock at a purchase price of $5.00 per share, in lieu of cash.

Appointment of President and Chief Operating Officer

The Company has appointed Ryan McMonagle, President & Chief Operating Officer of the Company, effective on the Closing Date. Mr. McMonagle will succeed Robert Blackadar, who will cease to serve as the President of the Company, and Kevin Kapelke, who will cease to serve as the Chief Operating Officer of the Company, both effective on the Closing Date.

Mr. McMonagle, age 43, has served as the Chief Operating Officer of Custom Truck since 2017. He joined Custom Truck as Chief Financial Officer in 2015, following the Blackstone Investment. Previously, Mr. McMonagle was Chief Financial Officer of Sound United (formerly DEI Holdings), a portfolio company of Charlesbank Capital Partners, where he was responsible for the continued integration of multiple businesses: Polk Audio, Definitive Technology, and Directed Electronics. Mr. McMonagle was previously Chief Financial Officer and Chief Development Officer for Smashburger. Mr. McMonagle started his career at Bain and Company.

Mr. McMonagle is party to a subscription agreement, effective December 21, 2020, to acquire 130,000 shares of the Company’s common stock at a price per share of $5.00, as part of the Supplemental Equity Financing.

Mr. McMonagle is also party to a rollover agreement with the Company, dated February 8, 2021, pursuant to which, on the Closing Date but prior to the closing of the Acquisition, Mr. McMonagle will exchange a portion of his interests in Custom Truck for 67,926 shares of the Company's common stock at a purchase price of $5.00 per share, in lieu of cash.

Appointment of Chief Financial Officer

Joshua Boone will cease to serve as the Chief Financial Officer of the Company, effective on the Closing Date, and the Company has appointed Bradley Meader to succeed Mr. Boone as the Chief Financial Officer, effective on the Closing Date. Mr. Boone will continue to be employed by the Company through December 31, 2021 to support the integration and other activities.

Mr. Meader, age 39, has served as the Chief Financial Officer of Custom Truck since 2018. He joined Custom Truck as Executive Vice President, Finance and Accounting in 2015. Previously, Mr. Meader was a director at PricewaterhouseCoopers.

Mr. Meader is party to a subscription agreement, effective December 21, 2020, to acquire 25,000 shares of the Company’s common stock at a price per share of $5.00, as part of the Supplemental Equity Financing.

Mr. Meader is also party to a rollover agreement with the Company, dated January 29, 2021, pursuant to which, on the Closing Date but prior to the closing of the Acquisition, Mr. Meader will exchange a portion of his interests in Custom Truck for 23,956 shares of the Company's common stock, at a purchase price of $5.00 per share, in lieu of cash.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this Current Report on Form 8-K. Important factors, among others, that may affect actual results or outcomes include: the impact of the COVID-19 pandemic on the Company’s business and operations as well as the overall economy; the Company’s ability to complete its pending transaction with Custom Truck and the related private placement of notes; and general economic and market conditions impacting demand for the Company’s services. For a more complete description of these and other possible risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 9, 2021, and as updated by the Company’s subsequent filings on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 11, 2021	Nesco Holdings, Inc.

/s/ Joshua A. Boone
Joshua A. Boone Chief Financial Officer and Secretary